UBS Securities LLC
                                 299 Park Avenue
                            New York, New York 10171


                                                          August 6, 1997
UBS Partners LLC
299 Park Avenue
New York, New York  10171

Fenway Partners Inc.
152 West 57th Street
New York, New York  10019


                              RE: ENGAGEMENT LETTER
                                  -----------------


Gentlemen:
                  You have advised Union Bank of Switzerland, New York Branch ("UBS" or the Bridge Lender") that UBS Partners LLC ("UBS Partners") and Fenway Partners, Inc. ("Fenway") and certain members of management of Xpedite Systems, Inc. (the "Company" or the "Borrower") and other persons identified by UBS Partners to UBS (together with UBS Partners and Fenway, the "Investor Group") propose to acquire the Company through a merger with a newly formed entity owned and controlled by UBS Partners and Fenway, and to cause the Company, simultaneously with the consummation of such merger, to acquire all of the issued and outstanding capital stock of Xpedite Systems, Limited (together with Xpedite Systems S.A. and Xpedite Systems GmbH, the "Foreign Affiliates") (such merger and acquisitions, the "Acquisition"). As part of the financing of the Acquisition, the repayment of certain indebtedness of the Company and the Foreign Affiliates and the payment of fees and expenses incurred in connection with the transactions contemplated hereby ("Acquisition Purposes"), the Investor Group will provide to the Company equity financing (the "Equity Financing") and the Company will arrange up to $130,000,000 in a senior secured credit facility (the "Credit Facility"), which will be provided to the Company and a U.K. subsidiary thereof. For the purposes of this letter, the terms "you" and "your" mean and refer to UBS Partners and Fenway, severally in accordance with their respective equity commitments in the acquisition vehicle.

                  All capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Commitment Letter (as hereinafter defined).


                  By separate letter agreement (the "Commitment Letter"), the Bridge Lender has committed to provide to the Company the Loan in the amount of $150 million to be used to finance in part the Acquisition.

                  In the event that the Loan is drawn  down,  the  Borrower  has agreed in the Commitment Letter to take certain actions as required therein in order to attempt to effect the refinancing thereof as soon as possible after the drawdown by effecting a public offering or private placement (the "Bridge Refinancing") of senior subordinated debt securities (the "Refinancing
Securities") in an amount sufficient to refinance in full all amounts outstanding under the financing agreement between Borrower and the Bridge Lender (the "Bridge Loan Agreement").

                  Notwithstanding the terms of the Commitment Letter, the parties hereby agree that it is their intention to consummate an offering of $150 million of senior subordinated notes (the "Debt Securities") in a public offering or private placement transaction (the "Debt Offering") as expeditiously as possible after the date hereof to finance in part the Acquisition and that it is not intended that the Loan be drawn down unless the Debt Offering cannot be completed prior to the closing of the Acquisition.

                  UBS Securities is pleased to act as set forth below in connection with the Transactions, the Debt Offering, and the Bridge Refinancing on the terms and conditions set forth herein. This agreement is to confirm our understanding with respect to our engagement.

                  Please note that UBS Securities is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of its trading and brokerage activities, UBS Securities or its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions, for its account or the accounts of customers, in debt or equity securities of the Company or other entities that may be involved in the Transactions.

                  1. RETENTION. Subject to the provisions set forth in this agreement, you hereby retain UBS Securities to act as set forth below in connection with the Transactions, the Debt Offering and the Bridge Refinancing:

          A. advising and acting as sole underwriter, sole placement agent or sole initial purchaser (together with any "qualified independent underwriter" selected by UBS Securities and reasonably acceptable to you if required) in connection with the issuance of the Debt Securities to be issued in the Debt Offering or the Refinancing Securities to be issued in any Bridge Refinancing to the extent the proceeds thereof will be used to finance in part the Acquisition or effect the Bridge Refinancing, as the case may be.

          B. providing advisory services related to arranging a bridge financing as a contingent financing alternative in case the Debt Offering is not consummated on a timely basis.

          C. rendering such other financial advisory and investment banking services as we may mutually agree.

                  Notwithstanding anything contained herein to the contrary, UBS Securities shall have the right (but not the obligation) to be the sole underwriter, sole placement agent or sole initial purchaser (together with any "qualified independent underwriter" selected by UBS Securities and reasonably acceptable to you if required) with respect to the underwriting or placement of any debt securities issued in connection with the Transactions or the Bridge Refinancing. Notwithstanding anything herein to the contrary, this agreement is not intended to and does not create any commitment by or on behalf of UBS Securities to act as underwriter, initial purchaser or placement agent in connection with any offering or sale of debt securities; it being agreed that no obligation of UBS Securities shall exist with respect to underwriting or participating in any offering of debt securities, unless and until UBS Securities and the Borrower shall have entered into UBS Securities' customary underwriting or securities purchase agreement or dealer manager agreement, as the case may be, and other customary documentation with respect thereto, and then only in accordance with such documentation.

                  In its capacities under this Engagement Letter, UBS Securities shall act as an independent contractor, and any duties of UBS Securities arising out of its engagement pursuant to this agreement shall be owed solely to the Borrower.

                   2. COMPENSATION. Subject to Section 1, you agree to pay, or cause to be paid, to UBS Securities all of the fees set forth in the Fee Letter.

                   3. DEBT OFFERING AND BRIDGE  REFINANCING.  In connection with the Debt Offering and/or the Bridge Refinancing, you agree (consistent with your obligations under applicable law) to (i) cooperate with UBS Securities and provide UBS Securities with information (including projections) possessed by you reasonably required by it in connection with the Debt Offering or Bridge Refinancing, (ii) assist UBS Securities in connection with the marketing of the Debt Securities or Refinancing Securities pursuant to the Debt Offering or Bridge Refinancing, including making available senior management of the Borrower (as determined by the UBS Securities) for investor meetings and (iii) provide UBS Securities with a reasonable time to market any such Debt Securities or
Refinancing Securities based on market conditions at such time. If UBS Securities determines that conducting the Debt Offering or Bridge Refinancing pursuant to a registered public offering is appropriate, the Investor Group shall cause the Company to use its reasonable best efforts to file a registration statement under the Securities Act of 1933 (the "Securities Act") relating to the Debt Securities or Refinancing Securities containing such disclosures as required by applicable law and to use its reasonable best efforts to cause such registration statement to become effective under the Securities Act as soon as possible. If the Debt Securities or Refinancing Securities are to be sold in a private placement (as determined by UBS Securities), including any transaction under Rule 144A under the Securities Act, the Investor Group will use its reasonable best efforts, the Company to (i) prepare as soon as possible an offering memorandum relating to the Debt Securities or Bridge Refinancing and containing such disclosures as may be required under the Securities Act and other applicable laws and such other disclosures as are customary and appropriate for such a document. The parties hereto agree that the Debt Offering and the Bridge Refinancing will be on such terms and conditions as set forth in the Commitment Letter. The indenture for the Debt Securities or Refinancing Securities will be substantially in the form of UBS Securities' standard indenture for high yield debt securities, modified as appropriate to reflect the terms of this transaction and the financial condition and prospects of the

Company and its subsidiaries, and in form and substance reasonably satisfactory to UBS Securities and the Company. If any Debt Securities or Refinancing Securities are issued in a transaction not registered under the Securities Act, all such Debt Securities or Refinancing Securities shall be entitled to the benefit of a registration rights agreement to be entered into by the Company (and any guarantor of the Debt Securities) which will be substantially in the form of UBS Securities' standard registration rights agreement for high yield debt securities, modified as appropriate to reflect the terms of this transaction and the financial condition and prospects of the Company and its subsidiaries, and in form and substance reasonably satisfactory to UBS Securities and the Company (which shall include provisions for a customary registered exchange offer with respect to any Debt Securities). The Company (and any guarantor of the Debt Securities) will enter into an underwriting agreement or securities purchase agreement relating to the Debt Offering or Bridge Refinancing, which shall be substantially in the form of UBS Securities' standard underwriting agreement or securities purchase agreement for high yield offerings of a similar nature, modified as appropriate to reflect the terms of this transaction and the financial condition and prospects of the Company and its subsidiaries, and in form and substance reasonably satisfactory to UBS Securities and the Company. The Investor Group will cause the Company to use its reasonable best efforts to comply with the terms of any securities purchase agreement so as to issue and sell the Debt Securities on or prior to the date of the closing of the Acquisition.

                   Indemnification and Contribution. UBS Capital and Fenway agree to indemnify UBS Securities and certain other persons referred to in Exhibit A, in accordance with the terms and provisions set forth in such Exhibit A, which terms and conditions are incorporated herein and made a part hereof.

                   5. TERMINATION. UBS Securities' engagement hereunder shall terminate upon the issuance of the Debt Securities in connection with the Debt Offering or, if any Loan is made in connection with the Bridge Refinancing, the issuance of the Refinancing Securities, as the case may be, unless extended in writing by the parties hereto or earlier upon mutual consent in writing. Notwithstanding any termination of UBS Securities' engagement hereunder, you shall remain liable for the payment and performance of, subject to the automatic termination from provisions of Section 4 hereof, your obligations to UBS Securities hereunder, including without limitation, the payment of all fees and expenses payable to UBS Securities, as the case may be, pursuant to Section 2 of this agreement. In addition, Sections 4, 5, 6, 9, 10, 12, 13 and 14 of this agreement and the provisions relating to the status of UBS Securities as an independent contractor shall also remain in effect notwithstanding any termination.

                   6. USE OF NAME. You agree that, except as required by applicable law, any reference to UBS Securities in any offering circulars or any other document prepared in connection with any activity described herein, or in any press release or other document or communication, is subject to the prior approval of UBS Securities.

                   7. PUBLIC ANNOUNCEMENTS. You acknowledge that UBS Securities may, at its option and expense and after the closing of the Acquisition, place an announcement in such newspapers and periodicals as UBS Securities may choose, stating that it has acted in the capacity set forth in this agreement.

                   8. NOTICES. Any notice given pursuant to any of the provisions of this agreement shall be in writing and shall be mailed or delivered, if to you, at your address set forth on page one of this agreement to the attention of Mr. Marc Unger and Mr. Russell Steenberg, respectively with a copy to Robert S. Finley, Esq., at Clifford Chance, One New York Plaza, New York, New York 10004 and, if to UBS Securities, at the offices of UBS Securities LLC, 299 Park Avenue, New York, New York 10171 Attention: Nicholas P. Daifotis, with a copy to Valerie Ford Jacob, Esq., at Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004.

                   9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).

                   10. ASSIGNMENT. This letter shall not be assignable by any party hereto without the prior written consent of each other party hereto, and any such attempted assignment shall be void and of no effect; provided, however, that nothing contained in this Section shall prohibit UBS Securities from performing any of its duties hereunder through any of its affiliates and you will owe any related duties hereunder to any such affiliate. Except as contemplated by Section 4 and Exhibit A, this letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. UBS Securities agrees that UBS Capital and Fenway may at any time assign any and all of their rights and delegate their obligations hereunder and (with respect to UBS Securities only) under the Fee Letter to the Borrower (including without limitation obligations with respect to indemnification and payment of fees and expenses), provided that UBS Securities shall have received the Borrower's written acceptance and assumption thereof in a form reasonably acceptable to UBS Securities and thereafter UBS Capital and Fenway will automatically and with no further action on either of their parts or on the part of UBS Securities be fully released from any liability hereunder and (with respect to UBS Securities only) under the Fee Letter.

                   11. EXECUTION IN COUNTERPARTS. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this letter by telecopier shall be effective as delivery of a manually executed counterpart of this letter.

                   12. AMENDMENTS, ETC. No amendment or waiver of any provision of this letter, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto and then any such waiver, consent or approval shall be effective only in the specific instance and for the specific purpose for which given.

                   13 CONFIDENTIALITY. You agree that this letter and UBS Securities' activities pursuant hereto are confidential and shall not be disclosed by you to any person without the prior written consent of UBS Securities and any such affiliates other than your officers, directors, employees, accountants, attorneys and other advisors, and then any in connection with the Transactions and on a confidential and need-to-know basis, except that you may make such other public disclosures of the terms and conditions hereof as you are required by applicable law or compulsory legal process to make;
provided, however, that if such disclosure is required by applicable law or compulsory legal process you agree to give UBS Securities or any of its affiliates reasonable notice to afford UBS Securities or any of its affiliates the opportunity to seek a protective order and to cooperate with UBS Securities. You agree that you will permit UBS Securities or any of its affiliates to review and approve any reference to UBS Securities or any of its affiliates in connection with the Transactions contemplated hereby contained in any press release or similar public disclosure prior to public release.

                   14. WAIVER OF JURY TRIAL. Each of you and UBS Securities (in each case on its own behalf and, to the extent permitted by applicable law, on behalf of its shareholders) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the Transactions, the Debt Offering, the Bridge Refinancing, or the other transactions contemplated by this letter, or the performance by UBS Securities or any of its affiliates of the services contemplated by this letter.

                   15. This Engagement Letter supersedes the Engagement Letter, dated July 3, 1997, entered into among the parties hereto.

                   Please confirm that the foregoing correctly sets forth our agreement by signing and returning to UBS Securities the duplicate copy of the agreement enclosed herewith.

                                  Yours truly,

                                  UBS SECURITIES LLC


                                     /s/ Nicholas Daifotis
                                  By:-----------------------------------
                                      Name: Nicholas Daifotis
                                      Title: Managing Director



Accepted and agreed to as
of the date set forth above:

UBS PARTNERS LLC

    /s/ Michael Greene
By:------------------------------
   Name: Michael Greene
   Title: Managing Director

    /s/ James A. Breckenridge
By:-------------------------------
   Name: James A. Breckenridge
   Title: Vice Presisdent



FENWAY PARTNERS, INC.

   /s/ Russell W. Steenberg
By:-------------------------------
   Name: Russell W. Steenberg
   Title: Managing Director

                                                                    EXHIBIT A

                   Capitalized terms used but not defined herein have the meaning given to such term in the Engagement Letter to which this Exhibit A is attached and of which it forms a part.

                   In connection with the engagement of UBS Securities to assist us with the Debt Offering and/or Bridge Refinancing and related transactions as described in the engagement letter dated August 6, 1997 as amended or modified from time to time (the "engagement letter") to which this Exhibit A is attached and related activities prior to and after such date, UBS Capital and Fenway (the "Indemnitors") jointly and severally agree to indemnify and hold harmless UBS Securities and its affiliates, and any director, officer, agent or employee of UBS Securities or any of its affiliates and each other person, if any, controlling UBS Securities or any of its affiliates (UBS Securities and each such entity or person is referred to as an "indemnified person"), to the full extent lawful, from and against, (and that such indemnified persons shall have no liability to the Indemnitors or its owners, parents, creditors or security holders for), any losses, expenses, claims, damages, judgments, assessments or other liabilities whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Indemnitors and whether or not any liability results (collectively referred to as "losses"), and the Indemnitors will reimburse each indemnified person for all reasonable fees and expenses including the fees and expenses of counsel (collectively referred to as "expenses") as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, whether or not in connection with any pending or threatened litigation and whether or not any indemnified person is a party thereto (collectively referred to as "actions"), related to, caused by or arising out of (A) the Transactions or any transaction contemplated by the engagement letter, the Debt Securities, the Debt Financing, the Refinancing Securities, the Bridge Refinancing or related documents (collectively, the "Documents") or the execution, delivery or performance of the Documents or any other document in any way relating to the Debt Securities or the Refinancing Securities and the other transactions contemplated by the Documents or the engagement of UBS Securities pursuant to, and the performance by UBS or its affiliates of the services contemplated by, the engagement letter, (B) any untrue statement or alleged untrue statement of a material fact contained in any oral or written information provided or made available by any Indemnitor or any of its employees or other agents, which any Indemnitor or any indemnified person provides to any actual or potential buyers, lenders, sellers, investors, shareholders or offerees in connection with the Debt Financing or the Bridge Refinancing, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (C) any other action or failure to act by any Indemnitor or any of its employees or other agents or by any indemnified person at the request of any Indemnitor or with any Indemnitor's consent, except that clause (A) and (C) shall not apply with respect to (i) any indemnified person as to any losses that are finally judicially determined to have resulted from such indemnified person's bad faith, gross negligence or material breach of any relevant agreement in favor of an Indemnitor, (ii) any expenses which, by negative implication, are excluded from coverage under the Commitment Letter or the Term Sheets attached thereto or (iii) were incurred in connection with claims by any Indemnitor against any indemnified person which have been finally judicially determined in favor of such Indemnitor.

                   Upon receipt of actual notice of an action against any indemnified person with respect to which indemnity may be sought hereunder, such indemnified person promptly will notify any Indemnitor in writing, provided that the failure so to notify any such Indemnitor will not relieve any Indemnitor from any liability that such Indemnitor may have on account of this indemnity or otherwise, except to the extent any Indemnitor shall have been materially prejudiced by such failure. The Indemnitors shall have the right to assume the defense of any action or proceeding, with counsel reasonably satisfactory to the indemnified persons. Each indemnified person will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified person unless (1) the employment of counsel by the indemnified person has been authorized in writing by the Indemnitors, (2) the indemnified person has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified persons that are different from or in addition to those available to the Indemnitors, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified person) between the indemnified person and the Indemnitors (in which case the Indemnitors will not have the right to direct the defense of such action on behalf of the indemnified person) or (4) the Indemnitors have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnitors. In no event shall the Indemnitors be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified persons in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Indemnitors will not, without the prior written consent of each indemnified person affected, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect to which indemnification or contribution may be sought hereunder by any indemnified person (whether or not any indemnified person is a party thereto) unless such settlement, compromise, consent or termination (i) includes a provision unconditionally releasing each indemnified person from and holding such indemnified person harmless against all claims asserted against such indemnified person in such action and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified person.

                   In circumstances in which any indemnified person is entitled to indemnification as provided herein but such indemnification is for any reason held unenforceable or insufficient in respect of any losses, each of the Indemnitors shall, jointly and severally, contribute in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by UBS Securities on the one hand and by the Indemnitors on the other hand from the transactions contemplated by the engagement letter; provided, however, that the indemnified persons in the aggregate shall not be responsible for any amounts in excess of the amount of the fees actually received by UBS Securities pursuant to the engagement letter. If the allocation provided by the immediately preceding sentence is unavailable for any reason, each of the Indemnitors shall, jointly and severally, contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnitors on the one hand and UBS Securities on the other hand in connection with the statements, omissions or other conduct that resulted in such losses, as well as any other relevant equitable considerations. Benefits received (or anticipated to be received) by the Indemnitors shall be deemed to be equal to the aggregate value of the Transactions including the principal amount of any Debt Offering or Bridge Refinancing, and benefits received by the indemnified persons shall be deemed to be equal to the fees payable to UBS Securities pursuant to the engagement letter. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by any of the Indemnitors or other conduct by any of the Indemnitors or the Indemnitors' employees or other agents on the one hand or by UBS Securities on the other hand. The Indemnitors and UBS Securities agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

                   The foregoing agreement shall be in addition to any rights that any indemnified person may have at common law or otherwise. The Indemnitors hereby consent to personal jurisdiction, service and venue in any court in which any claim or proceeding which is subject to this agreement is brought against you.

                   As provided in section 10 of this Agreement, all obligations of the Indemnitors under this Engagement Letter, including this Exhibit A, may be terminated.